Exhibit 3.404

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LONGVIEW MEDICAL CENTER, L.P.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9:01 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF MAY, A.D. 1999, AT 3:45 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “LONGVIEW MEDICAL CENTER, L.P.”.

	Jeffrey W. Bullock, Secretary of State
2964553 8100H	AUTHENTICATION:	9458256
120354840	DATE:	03–26–12
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LONGVIEW MEDICAL CENTER, L.P.

This Certificate of Limited Partnership of Longview Medical Center, L.P. (the “Partnership”), dated as of October 30, 1998, is being executed and filed by Regional Hospital of Longview, LLC, as sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

1. Name. The name of the limited partnership formed hereby is Longview Medical Center, L.P.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

4. General Partner. The name and the business address of the sole general partner of the Partnership is:

Regional Hospital of Longview, LLC

c/o Columbia/HCA Healthcare Corporation

One Park Plaza

P.O. Box 550

Nashville, Tennessee 37202-0550

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

REGIONAL HOSPITAL OF LONGVIEW, LLC

John M. Franck II
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 11/09/1998 981430950 – 2964553
245944

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:45 PM 05/07/1999 991183232 – 2964553

CERTIFICATE OF MERGER

OF

HDP MED (LONGVIEW), L.P.

INTO

LONGVIEW MEDICAL CENTER, L.P.

Pursuant to Section 17-211 of the

Delaware Revised Uniform Limited Partnership Act

The undersigned limited partnership DOES HEREBY CERTIFY:

FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

HDP Med (Longview), L.P. (the “Med L.P.”)	Delaware

Longview Medical Center, L.P, (the “Longview L.P,”)	Delaware

SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.

THIRD: The Med L.P. shall be merged with and into the Longview L.P., with the Longview L.P. being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Longview Medical Center, L.P.

FOURTH: The Certificate of Limited Partnership of the Longview L.P. shall be the Certificate of Limited Partnership of the Surviving Entity.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any partner of the constituent entities.

SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

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IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.

LONGVIEW MEDICAL CENTER, L.P.

By:	Regional Hospital of Longview, LLC, its
general partner

R. Milton Johnson
Vice President

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